Exhibit 99.1
Press Release
HCC’S BOOK VALUE PER SHARE UP 10% FOR 2008
WITH ROE OF 12% DESPITE MARKET TURMOIL
HOUSTON (February 24, 2009). . .
HCC Insurance Holdings, Inc. (NYSE: HCC) today released earnings for the fourth quarter and full year ended December 31, 2008.
“HCC produced stellar results despite the financial meltdown and multiple hurricanes during the year. Our 2008 return on average equity of 12.0 percent is within the range of results we would expect over an entire insurance cycle with a target of generating a 15.0 percent average annual return. Our return on average equity for the last five years is on target at 14.9 percent,” HCC Chief Executive Officer Frank J. Bramanti said.
Despite 2008’s tremendous volatility, book value per share increased 9.7 percent during the year from $21.21 to $23.27 after declared regular dividends totaling $0.47 per share. 2008 was the 12th consecutive year in which HCC raised its dividend. Book value per share rose 5.2 percent to $23.27 for the fourth quarter of 2008, compared to $22.13 a share on September 30, 2008.
The Company’s GAAP combined ratio for the fourth quarter of 2008 was 85.6 percent, compared to 85.1 percent for the fourth quarter of 2007. The GAAP combined ratio for the full year of 2008 was 85.4 percent, versus 83.4 percent for 2007. The effect of 2008 hurricanes added 1.2 percentage points to HCC’s GAAP combined ratio for the 2008 full year.
Net earnings for the fourth quarter of 2008 were $72.3 million, compared to $99.6 million for the fourth quarter of 2007. Net earnings per diluted share were $0.63 for the fourth quarter of 2008, versus $0.85 for the same quarter of 2007. Net earnings for the full year of 2008 were $304.8 million, compared to $395.4 million for the 2007 full year. Net earnings per diluted share were $2.64 for 2008, versus $3.38 for 2007.
On June 20, 2008, the HCC Board of Directors authorized a $100.0 million share repurchase plan. The Company has repurchased 3.0 million shares for a total of $63.3 million at an average cost of $21.02 per share through December 31, 2008. This represents a 9.7 percent discount to book value per share at December 31, 2008.
“HCC has repurchased its stock only when the share price fell below book value and, consequently, there was a clear benefit to shareholders in doing so. Because of this careful approach, the Company moves into 2009 in a strong capital position with substantial liquidity,” Mr. Bramanti said.

Gross written premium of HCC’s insurance company subsidiaries increased to $611.2 million for the fourth quarter of 2008, compared to $593.4 million for the same quarter of 2007, a 3.0 percent increase. Net written premium increased to $504.2 million during the 2008 fourth quarter, compared to net written premium of $485.1 million for the 2007 fourth quarter, a 3.9 percent increase. Net earned premium for the fourth quarter of 2008 was $502.6 million, versus net earned premium of $500.2 million for the same quarter of 2007.
Gross written premium of HCC’s insurance company subsidiaries of $2.5 billion was a 1.9 percent increase for the full year of 2008, compared to 2007, while net written premium of $2.1 billion was up 3.8 percent, compared to 2007. Net earned premium of $2.0 billion for the 2008 full year was essentially flat.
During the fourth quarter of 2008, HCC had net positive prior year reserve development of $24.0 million, compared to net positive prior year reserve development of $7.0 million for the same period of 2007. For the full year of 2008, the Company recorded $82.4 million of net positive prior year reserve development, versus net positive prior year reserve development of $26.4 million for 2007. In addition, during 2008 the Company increased its 2008 accident year loss picks, primarily on its directors’ and officers’, surety and credit lines of business, adding $57 million to reserves in excess of its initial loss picks.
“Our prior year reserves continue to develop favorably. We have increased our loss picks during 2008 on certain lines of business most directly impacted by the economic turmoil we are experiencing, and are maintaining our conservative reserving posture in light of these economic difficulties,” Mr. Bramanti said.
Investment income decreased during 2008, compared to 2007. This was primarily caused by the performance of HCC’s alternative investment portfolio, which had losses of $30.8 million in 2008, versus income of $23.9 million in 2007. Short term interest rates fell dramatically during 2008, further reducing investment income.
HCC’s fixed income securities generated $45.2 million in investment income in the 2008 fourth quarter, versus $41.2 million in the 2007 fourth quarter; and $174.7 million for the full year of 2008, compared to $150.6 million for the 2007 full year. The Company’s fixed income investments increased 16.1 percent from December 31, 2007, to $4.3 billion at December 31, 2008.
As of December 31, 2008, HCC’s fixed income securities portfolio had an average rating of AA+, an average duration of 4.8 years and an average tax equivalent yield of 5.2 percent. The Company realized investment losses of $9.2 million in the fourth quarter of 2008 and $27.9 million in full year 2008, including $5.0 million and $11.1 million respectively for securities that had an other-than-temporary impairment in value. HCC held $9.9 million of subprime-related and Alt-A securities, which had an average rating of AA+, and owned no CDO or CLO securities. HCC has never been a counterparty to any credit default swap.

“Our investment portfolio performed quite well in 2008’s volatile marketplace. In keeping with HCC’s conservative investment philosophy, however, the decision was made to eliminate volatility from the Company’s investments by exiting equity and equity-related investments, including hedge funds and other alternative investments, and reinvesting those funds in fixed income securities. That process is now essentially complete,” Mr. Bramanti said.
As of December 31, 2008, total investments were $4.8 billion, total assets were $8.3 billion, shareholders’ equity was $2.6 billion and the Company’s debt to total capital ratio remained very conservative at 11.6 percent.
EARNINGS GUIDANCE: HCC’s management estimates the Company will achieve net earnings of $2.65 to $2.85 per share for the full year of 2009. These estimated results for the 2009 full year assume the following: gross written premium of $2.5 billion; net written premium of $2.1 billion; total revenue of $2.3 billion; a combined ratio of 86.5 percent; average fully diluted shares outstanding of 118.2 million; and do not include any provision for catastrophe losses, capital gains or losses or changes in carrying values of assets.
See attached tables for further information about HCC’s quarter and year-to-date financial results.
HCC will hold an open conference call beginning at 8:00 a.m. Central Standard Time on Wednesday, February 25. To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-1061. In addition, there will be a live webcast available on a listen-only basis that can be accessed through the HCC website at www.hcc.com.
Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. (HCC) is a leading international specialty insurance group with offices across the United States and in Bermuda, Ireland, Spain and the United Kingdom. HCC has assets of $8.3 billion, shareholders’ equity of $2.6 billion and is rated AA (Very Strong) by Standard & Poor’s and AA (Very Strong) by Fitch Ratings. In addition, HCC’s major domestic insurance companies are rated A+ (Superior) by A.M. Best Company.
For more information, visit our website at www.hcc.com.

Contact:	Barney White, HCC Vice President of Investor Relations Telephone: (713) 744-3719
Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.
*     *     *     *     *

HCC Insurance Holdings, Inc. and Subsidiaries
Financial Highlights
December 31, 2008
(Unaudited, in thousands except per share data)

	Three months ended December 31,
	2008	2007
Gross written premium	$611,207	$593,415
Net written premium	504,236	485,144
Net earned premium	502,646	500,178
Fee and commission income	25,643	34,097
Net investment income	33,919	58,409
Other operating income (loss)	(1,191)	7,934
Total revenue	551,866	614,407
Net earnings	72,277	99,642
Earnings per share (diluted)	0.63	0.85
Cash flow from operations	104,793	111,577
Weighted average shares outstanding (diluted)	114,111	117,085
GAAP net loss ratio	58.0%	59.7%
GAAP combined ratio	85.6%	85.1%
Paid loss ratio	73.0%	49.5%

	December 31, 2008	December 31, 2007
Total investments	$4,804,283	$4,672,277
Total assets	8,332,383	8,074,645
Shareholders’ equity	2,639,341	2,440,365
Debt to total capital	11.6%	11.7%
Book value per share	$23.27	$21.21

HCC Insurance Holdings, Inc. and Subsidiaries
Financial Highlights
December 31, 2008
(Unaudited, in thousands except per share data)

	Twelve months ended December 31,
	2008	2007
Gross written premium	$2,498,763	$2,451,179
Net written premium	2,060,618	1,985,609
Net earned premium	2,007,774	1,985,086
Fee and commission income	125,201	140,092
Net investment income	164,751	206,462
Other operating income	9,638	43,545
Total revenue	2,279,423	2,388,373
Net earnings	304,768	395,429
Earnings per share (diluted)	2.64	3.38
Cash flow from operations	505,968	726,436
Weighted average shares outstanding (diluted)	115,474	116,997
GAAP net loss ratio	60.4%	59.6%
GAAP combined ratio	85.4%	83.4%
Paid loss ratio	58.1%	47.9%

	December 31, 2008	December 31, 2007
Total investments	$4,804,283	$4,672,277
Total assets	8,332,383	8,074,645
Shareholders’ equity	2,639,341	2,440,365
Debt to total capital	11.6%	11.7%
Book value per share	$23.27	$21.21

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,	December 31,
	2008	2007
ASSETS

Investments:
Fixed income securities — available for sale	$4,133,165	$3,666,705
Fixed income securities — held to maturity	123,553	—
Short-term investments	497,477	783,650
Other investments	50,088	221,922

Total investments	4,804,283	4,672,277
Cash	27,347	39,135
Restricted cash and cash investments	174,905	193,151
Premium, claims and other receivables	770,823	763,401
Reinsurance recoverables	1,054,950	956,665
Ceded unearned premium	234,375	244,684
Ceded life and annuity benefits	64,235	66,199
Deferred policy acquisition costs	188,652	192,773
Goodwill	858,849	776,046
Other assets	153,964	170,314

Total assets	$8,332,383	$8,074,645

LIABILITIES
Loss and loss adjustment expense payable	$3,415,230	$3,227,080
Life and annuity policy benefits	64,235	66,199
Reinsurance balances payable	122,189	129,838
Unearned premium	977,426	943,946
Deferred ceding commissions	63,123	68,968
Premium and claims payable	405,287	497,974
Notes payable	344,714	324,714
Accounts payable and accrued liabilities	300,838	375,561

Total liabilities	5,693,042	5,634,280

SHAREHOLDERS’ EQUITY

Common stock	116,457	115,069
Additional paid-in capital	861,867	831,419
Retained earnings	1,696,816	1,445,995
Accumulated other comprehensive income	27,536	47,882
Treasury stock	(63,335)	—

Total shareholders’ equity	2,639,341	2,440,365

Total liabilities and shareholders’ equity	$8,332,383	$8,074,645

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited, in thousands except per share data)

	Twelve months ended		Three months ended
	December 31,		December 31,
	2008	2007	2008	2007
REVENUE
Net earned premium	$2,007,774	$1,985,086	$502,646	$500,178
Fee and commission income	125,201	140,092	25,643	34,097
Net investment income	164,751	206,462	33,919	58,409
Net realized investment gain (loss)	(27,941)	13,188	(9,151)	13,789
Other operating income (loss)	9,638	43,545	(1,191)	7,934

Total revenue	2,279,423	2,388,373	551,866	614,407

EXPENSE

Loss and loss adjustment expense, net	1,211,873	1,183,947	291,440	298,400
Policy acquisition costs, net	381,441	366,610	96,746	98,832
Other operating expense	233,509	241,642	59,089	72,416
Interest expense	16,288	10,304	4,771	3,138

Total expense	1,843,111	1,802,503	452,046	472,786

Earnings before income tax expense	436,312	585,870	99,820	141,621
Income tax expense	131,544	190,441	27,543	41,979

Net earnings	$304,768	$395,429	$72,277	$99,642

Basic earnings per share data:
Net earnings per share	$2.65	$3.50	$0.63	$0.87

Weighted average shares outstanding	114,848	112,873	113,895	114,641

Diluted earnings per share data:
Net earnings per share	$2.64	$3.38	$0.63	$0.85

Weighted average shares outstanding	115,474	116,997	114,111	117,085

Cash dividends declared, per share	$0.470	$0.420	$0.125	$0.110

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Twelve months ended		Three months ended
	December 31,		December 31,
	2008	2007	2008	2007
Operating activities:
Net earnings	$304,768	$395,429	$72,277	$99,642
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in premium, claims and other receivables	46,985	97,304	24,280	33,567
Change in reinsurance recoverables	(98,354)	213,353	21,471	90,881
Change in ceded unearned premium	10,309	(18,436)	4,188	9,489
Change in loss and loss adjustment expense payable	188,264	129,203	(89,892)	(40,338)
Change in reinsurance balances payable	(8,014)	7,002	(3,670)	17,514
Change in unearned premium	33,526	21,498	(7,636)	(25,315)
Change in premium and claims payable, net of restricted cash	(80,219)	(164,977)	24,916	(91,298)
Change in trading portfolio	49,091	9,362	—	(4,764)
Stock-based compensation expense	13,638	12,011	3,648	2,820
Depreciation and amortization expense	14,308	15,982	3,872	4,357
(Gain) loss on investments	49,549	(58,736)	23,182	(23,179)
Other, net	(17,883)	67,441	28,157	38,201

Cash provided by operating activities	505,968	726,436	104,793	111,577

Investing activities:
Sales of fixed income securities	583,211	438,057	161,534	216,235
Maturity or call of fixed income securities	323,998	302,876	68,559	68,441
Cost of securities acquired	(1,609,007)	(1,377,750)	(484,038)	(366,003)
Change in short-term investments	294,248	(72,279)	260,583	(62,090)
Proceeds from sales of strategic and other investments	77,097	46,612	22,742	3,615
Payments for purchase of businesses, net of cash received	(103,153)	(65,112)	(29,157)	(11,425)
Other, net	(7,996)	(9,741)	(4,793)	(2,662)

Cash used by investing activities	(441,602)	(737,337)	(4,570)	(153,889)

Financing activities:
Advances on line of credit	181,000	232,000	75,000	170,000
Payments on line of credit and notes payable	(161,000)	(205,763)	(105,000)	(149,400)
Sale of common stock	18,198	24,533	4,314	5,196
Purchase of common stock	(63,335)	—	(41,465)	—
Dividends paid	(52,453)	(46,158)	(14,392)	(12,528)
Other, net	1,436	(2,866)	(11,577)	1,648

Cash provided (used) by financing activities	(76,154)	1,746	(93,120)	14,916

Net increase (decrease) in cash	(11,788)	(9,155)	7,103	(27,396)

Cash at beginning of period	39,135	48,290	20,244	66,531

Cash at end of period	$27,347	$39,135	$27,347	$39,135

HCC Insurance Holdings, Inc. and Subsidiaries
Insurance Company Premium
December 31, 2008
(Unaudited, in thousands)

	Three months ended
	December 31,		Change
	2008	2007	%
GROSS WRITTEN

Diversified financial products	$306,802	$262,335	17%
Group life, accident & health	200,689	196,459	2
Aviation	38,518	41,064	(6)
London market account	21,533	23,721	(9)
Other specialty lines	43,660	69,798	(37)
Discontinued lines	5	38	nm

	$611,207	$593,415	3%

NET WRITTEN

Diversified financial products	$249,305	$206,816	21%
Group life, accident & health	194,367	189,460	3
Aviation	29,023	31,847	(9)
London market account	10,092	10,289	(2)
Other specialty lines	21,453	46,705	(54)
Discontinued lines	(4)	27	nm

	$504,236	$485,144	4%

NET EARNED PREMIUM

Diversified financial products	$212,226	$196,431	8%
Group life, accident & health	195,075	186,667	5
Aviation	34,713	37,630	(8)
London market account	26,033	31,846	(18)
Other specialty lines	34,603	47,576	(27)
Discontinued lines	(4)	28	nm

	$502,646	$500,178	0%

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Insurance Company Premium
December 31, 2008
(Unaudited, in thousands)

	Twelve months ended
	December 31,		Change
	2008	2007	%
GROSS WRITTEN

Diversified financial products	$1,051,722	$963,355	9%
Group life, accident & health	829,903	798,684	4
Aviation	185,786	195,809	(5)
London market account	175,561	213,716	(18)
Other specialty lines	251,021	280,040	(10)
Discontinued lines	4,770	(425)	nm

	$2,498,763	$2,451,179	2%

NET WRITTEN

Diversified financial products	$872,007	$771,648	13%
Group life, accident & health	789,479	759,207	4
Aviation	136,019	145,761	(7)
London market account	107,234	118,241	(9)
Other specialty lines	151,120	191,151	(21)
Discontinued lines	4,759	(399)	nm

	$2,060,618	$1,985,609	4%

NET EARNED PREMIUM

Diversified financial products	$805,604	$777,414	4%
Group life, accident & health	777,268	758,516	2
Aviation	139,838	153,121	(9)
London market account	106,857	124,609	(14)
Other specialty lines	173,449	171,824	1
Discontinued lines	4,758	(398)	nm

	$2,007,774	$1,985,086	1%

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Investments — Selected Disclosures
December 31, 2008
(Unaudited, in thousands)

			% of	Average Ratings
	Amortized Cost	Fair Value	Portfolio	AAA	AA	A	BBB	Below BBB	Other	Average
Fixed Income Securities	$4,242,092	$4,258,726	100.0%	$2,227,314	$1,327,871	$582,594	$112,856	$4,259	$3,832	AA+

Residential Mortgage Backed Securities & Collateralized Mortgage Obligations

Agency	$685,486	$723,468	17.0%	723,468	—	—	—	—	—	AAA

Non-Agency
Prime	92,546	79,616	1.9%	55,778	800	10,389	11,149	1,500	—	AA
Alt A	9,409	7,559	0.2%	4,491	275	222	—	2,571	—	AA+
Subprime	2,478	2,313	0.1%	1,614	—	—	421	278	—	AA+

Total Residential MBS/CMO	$789,919	$812,956	19.1%

Agency Securities

Senior Agency Debt - FNMA / FHLMC	$23,369	$24,548	0.6%	24,548	—	—	—	—	—	AAA

Corporate Bonds - Non Financial	$274,437	$273,269	6.4%	39,221	24,650	169,752	39,646	—	—	A+

Corporate Bonds - Financial	$243,357	$238,369	5.6%	72,521	33,114	130,477	2,257	—	—	A+

Commercial Mortgaged Backed Securities	$173,245	$145,760	3.4%	145,760	—	—	—	—	—	AAA

Municipal Bond Portfolio	$1,982,321	$1,991,535	46.8%	523,774	1,214,238	196,764	56,759	—	—	AA

Insurance Enhanced	$1,230,644	$1,233,307	29.0%	207,319	790,796	179,939	55,253	—	—	AA

Insured - Underlying Ratings	$1,230,644	$1,233,307	29.0%	205,962	740,600	263,804	863	—	22,078	AA

Non-Insured	$751,677	$758,228	17.8%	315,706	425,346	17,176	—	—	—	AA+

Asset Backed Securities
Auto	$47,783	$44,732	1.1%	39,317	2,051	1,891	1,473	—	—	AAA
Credit Card	9,558	9,158	0.2%	9,158	—	—	—	—	—	AAA
Home Equity	2,386	2,133	0.1%	2,133	—	—	—	—	—	AAA
Other	3,934	2,722	0.1%	1,342	—	1,380	—	—	—	AA

Total Asset Backed Securities*	$63,661	$58,745	1.4%

Notes: There are no CDOs/CLOs in the portfolio.

Other Ratings are bonds with at least one enhanced rating; each issuer has an equivalent investment grade rating.

Received paydown of $0.9 million for fourth quarter 2008 and $5.0 million for full year 2008 on subprime and Alt A securities.

* Weighted average life of Asset Backed Securities is 1.6 years.

HCC Insurance Holdings, Inc. and Subsidiaries
Net Investment Income and Unrealized Gains and Losses
Selected Disclosures
December 31, 2008
(Unaudited, in thousands)

	Twelve months ended		Three months ended
	December 31,		December 31,
	2008	2007	2008	2007
Sources of net investment income:

Fixed income securities
Taxable	$98,538	$88,550	$25,822	$23,889
Exempt from U.S income taxes	76,172	62,044	19,377	17,297

Total fixed income securities	174,710	150,594	45,199	41,186
Short-term investments	24,173	37,764	3,765	9,534
Alternative investments	(30,766)	23,930	(14,031)	9,390
Other investments	575	—	—	—

Total investment income	168,692	212,288	34,933	60,110
Investment expense	(3,941)	(5,826)	(1,014)	(1,701)

Net investment income	$164,751	$206,462	$33,919	$58,409

Unrealized gains and losses:

Change in unrealized gain/loss for period	$(10,412)	$26,663	$112,688	$31,651

Unrealized gain/loss at December 31, 2008	$14,626	$25,038

HCC Insurance Holdings, Inc. and Subsidiaries
Subprime Liability Exposure
December 31, 2008
•	As of December 31, the Company had 57 “non-Side A only” D&O, E&O and Fiduciary Liability claims and 15 “Side A only” D&O claims relating to subprime issues.

•	Of the D&O claims reported, two are on primary policies with gross policy limits totaling $9 million. The remaining D&O claims are on excess policies.

•	The average policy limit on the “non-Side A only” claims is $13.4 million gross and $9.0 million net, with an average attachment point of $89 million.

•	The average policy limit for “Side A only” claims is $14.5 million gross and $11.5 million net, with an average attachment point of $176 million.

•	Based upon the Company’s present knowledge, HCC believes the ultimate subprime related losses will be contained within the current overall reserves for D&O, E&O and Fiduciary Liability business.

2

HCC Insurance Holdings, Inc. and Subsidiaries
Consolidated Insurance Companies
Net Loss Ratios
December 31, 2008
(Unaudited, in thousands)

	Full Year 2008			Full Year 2007
	Net Earned	Incurred	Loss	Net Earned	Incurred	Loss
Line of Business	Premium	Losses	Ratio	Premium	Losses	Ratio
Diversified financial products	$805,604	$387,718	48.1%	$777,414	$315,409	40.6%
Group life, accident & health	777,268	567,947	73.1	758,516	579,780	76.4
Aviation	139,838	87,525	62.6	153,121	89,683	58.6
London market account	106,857	49,571	46.4	124,609	68,798	55.2
Other specialty lines	173,449	116,526	67.2	171,824	115,804	67.4
Discontinued lines	4,758	2,586	nm	(398)	14,473	nm

Total	$2,007,774	$1,211,873	60.4%	$1,985,086	$1,183,947	59.6%

nm — Not meaningful comparison

3